Jupiter Wellness Appoints Ryan T. Allison as VP of Business Development

Tech specialist with track record of applying big data and technology infrastructure to drive rapid revenue growth

Jupiter, FL – Accesswire – February 3, 2021 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced the appointment of Ryan T. Allison to the newly created position of Vice President of Business Development. Mr. Allison will lead Jupiter’s product acquisition, launch, and marketing strategies as the company expands its product pipeline.

An executive with 20 years of diverse cross-industry technology and consulting experience in both Fortune 500 and federal government markets, Mr. Allison brings C-Level experience with a proven record of financial performance while providing leadership and growth. Mr. Allison Served as CIO and Senior Partner at Interprise Partners where he managed a portfolio of companies and brands across multiple industries including healthcare. His implementation of data-driven services and management systems opened new markets and provided new and collaborative joint-revenue opportunities across the portfolio. Prior, he founded and served as CEO of Strategy Associates, a firm specializing in large-scale enterprise technology adoption, which achieved a 3-X revenue growth over 3 years to $19 million, and was subsequently acquired by Interprise. Mr. Allison led cloud computing and virtualized infrastructure adoption at VMware through executive level positions in Silicon Valley selling into Fortune 100 accounts, and in Washington DC, serving the Federal Reserve, U.S. House of Representatives, Federal Trade Commission, and the World Bank. Mr. Allison earned a Bachelor of Science in Computer Science from The College of New Jersey, an Executive MBA from George Mason University, and was a Scholar in Residence at the University of Oxford.

“We are excited to welcome Ryan aboard. He’s a brilliant technology strategist who knows how to implement technology infrastructure to produce data-driven results that grow revenues. The success of our retail OTC products including our CaniSun brand, as well as our prescription-based CBD products once approved, can receive a significant boost from applying technology and data systems that are so effectively exploited by leading consumer products companies and online retailers. Ryan’s experience in M&A and brand management will help Jupiter reach our aggressive growth goals,” stated Brian John, CEO of Jupiter Wellness.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com